As filed with the Securities and Exchange Commission on August 1, 2025

Registration No. 333-280460

Registration No. 333-277049

Registration No. 333-273754

Registration No. 333-269818

Registration No. 333-266455

Registration No. 333-262948

Registration No. 333-253431

Registration No. 333-236680

Registration No. 333-229732

Registration No. 333-228246

Registration No. 333-223146

Registration No. 333-216202

Registration No. 333-209831

Registration No. 333-204549

Registration No. 333-197498

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-280460

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-277049

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-273754

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-269818

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-266455

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-262948

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-253431

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-236680

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-229732

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-228246

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223146

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-216202

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-209831

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197498

Under

The Securities Act of 1933

SAGE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	27-4486580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 Cambridge Parkway Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Sage Therapeutics, Inc. 2011 Stock Option and Grant Plan, as amended

Sage Therapeutics, Inc. Amended and Restated 2016 Inducement Equity Plan, as amended

Sage Therapeutics, Inc. 2014 Employee Stock Purchase Plan, as amended

Sage Therapeutics, Inc. 2014 Stock Option and Incentive Plan

Sage Therapeutics, Inc. 2024 Equity Incentive Plan

(Full title of the plan)

Jack A. Khattar

President and Treasurer

Sage Therapeutics, Inc.

9715 Key West Avenue

Rockville, Maryland 20850

(Name and address of agent for service)

Telephone: (301) 838-2500

(Telephone number, including area code, of agent for service)

Copies to:

Mark I. Gruhin, Esq.

George A. Naya, Esq.

Saul Ewing LLP

1919 Pennsylvania Avenue NW, Suite 550

Washington, DC 20006

Telephone: (202) 333-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is being filed by Sage Therapeutics, Inc., a Delaware corporation (“Sage”), to remove and withdraw from registration all securities registered pursuant to the Registration Statements that remain unissued and unsold:

•	Registration Statement on Form S-8 (File No. 333-280460), originally filed with the SEC on June 25, 2024, pertaining to the registration of 16,502,166 shares of Sage’s common stock, $0.0001 par value (the “Shares”) under 2024 Equity Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-277049), originally filed with the SEC on February 14, 2024, pertaining to the registration of 2,401,745 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-273754), originally filed with the SEC on August 7, 2023, pertaining to the registration of 500,000 Shares under Sage’s 2014 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (File No. 333-269818), originally filed with the SEC on February 16, 2023, pertaining to the registration of 2,380,365 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-266455), originally filed with the SEC on August 2, 2022, pertaining to the registration of 300,000 Shares under Sage’s 2014 Employee Stock Purchase Plan.

•	Registration Statement on Form S-8 (File No. 333-262948), originally filed with the SEC on February 24, 2022, pertaining to the registration of 2,357,482 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-253431), originally filed with the SEC on February 24, 2021, pertaining to the registration of 2,332,336 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-236680), originally filed with the SEC on February 27, 2020, pertaining to the registration of 2,075,087 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-229732), originally filed with the SEC on February 19, 2019, pertaining to the registration of 1,875,530 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-228246), originally filed with the SEC on November 07, 2018, pertaining to the registration of 1,200,000 Shares under Sage’s Amended and Restated 2016 Inducement Equity Plan.

•	Registration Statement on Form S-8 (File No. 333-223146), originally filed with the SEC on February 22, 2018, pertaining to the registration of 1,680,117 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-216202), originally filed with the SEC on February 23, 2017, pertaining to the registration of 2,000,000 Shares under Sage’s 2016 Inducement Equity Plan and 1,488,886 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-209831), originally filed with the SEC on February 29, 2016, pertaining to the registration of 1,154,653 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-204549), originally filed with the SEC on May 29, 2015, pertaining to the registration of 773,779 Shares under Sage’s 2014 Stock Option and Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-197498), originally filed with the SEC on July 18, 2014 pertaining to the registration of 1,880,453 Shares under Sage’s 2011 Stock Option and Grant Plan, 1,768,508 Shares under Sage’s 2014 Stock Option and Incentive Plan and 282,000 Shares under Sage’s 2014 Employee Stock Purchase Plan.

On July 31, 2025, pursuant to that certain Agreement and Plan of Merger, dated as of June 13, 2025, by and among Sage, Supernus Pharmaceuticals, Inc., a Delaware corporation (“Supernus”), and Saphire, Inc., a Delaware corporation and wholly owned subsidiary of Supernus (“Purchaser”), Purchaser merged with and into Sage (the “Merger”), with Sage surviving the Merger as a wholly owned subsidiary of Supernus.

As a result of the Merger, Sage has terminated all offerings of Sage’s securities. In accordance with undertakings made by Sage in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold or not yet issued at the termination of the offering, Sage hereby removes from registration all such securities of Sage registered pursuant to the Registration Statements that remain unsold or not yet issued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sage certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on August 1, 2025.

SAGE THERAPEUTICS, INC.

By:	/s/ Jack A. Khattar
Name:	Jack A. Khattar
Title:	President and Treasurer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.